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                                                                Exhibit 32.1

                          The Boston Beer Company, Inc.

                            Certification Pursuant To
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of The Boston Beer Company, Inc. (the "Company") on Form 10-Q for the period ended September 25, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Martin F. Roper, President and Chief Executive Officer of the Company, certify, pursuant to
Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 4, 2004



                                                     /s/ Martin F. Roper
                                                 ---------------------------
                                                      Martin F. Roper
                                                    President and Chief
                                                     Executive Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Boston Beer Company, Inc. and will be retained by The Boston Beer Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.